UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

CRAFT COLLEGE INC.

(Exact name of registrant as specified in charter)

Utah	20-4475522
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

1950 Stemmons Freeway, Suite 5001, Dallas Texas	75207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 891-9672

N/A

(Former name or former address, if changed since last report)

Item 8.01 OTHER EVENTS

Craft College Inc. (the "Company") announces that the Company has successfully closed the private placement pursuant to its recent SB-2 registration statement. The Company issued 1,007,200 shares and received total proceeds of approximately USD 252 thousand.

"Closing this placement is an important step in our strategy for growing Craft College. We are now in a position to initiate a comprehensive marketing campaign of our award wining instructional DVDs." stated Pat Castillo, the Company's President and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CRAFT COLLEGE INC.

Signature	Title	Date

PAT CASTILLO Pat Castillo	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	April 25, 2007